
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      79,569,551
<SECURITIES>                                         0
<RECEIVABLES>                                  416,731<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              97,229,865<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                97,229,865<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            15,787,350<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             9,029,613
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              6,757,737
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          6,757,737
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 6,757,737
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $370,732 and due from DWR of $45,999.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $17,243,583.
<F3>Liabilities include redemptions payable of $1,683,288, management fees payable of $161,622, and accrued administrative expenses of $95,064.
<F4>Total revenues includes realized trading revenue of $(586,022), net change in unrealized of $12,129,234 and interest income of $4,244,138.


